Exhibit 10.39

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Fifth Amendment") dated as of April 27, 2001, among PERFORMANCE FOOD GROUP COMPANY, a Tennessee corporation (the "Borrower"), the lenders parties to the Credit Agreement referred to below (the "Lenders"), and FIRST UNION NATIONAL BANK, as administrative agent (the "Administrative Agent") for the Lenders thereunder.

PRELIMINARY STATEMENTS:

The Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of March 5, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

The Borrower has informed the Administrative Agent and the Lenders that it needs an increase in availability from $10,000,000 to $20,000,000 for the issuance of standby letters of credit under the terms of the Credit Agreement. In addition, the Borrower has informed the Administrative Agent that, from time to time in the ordinary course of its business, it needs to obtain trade letters of credit (collectively, "Trade L/C's") and has requested permission under the Credit Agreement in order to be able to do so.

The Administrative Agent and the Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower to amend the Credit Agreement, and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

Section 1. Fifth Amendment to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Amendment of Definition. The definitions of "Debt" and "L/C Commitment" in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and the following definitions shall be inserted in lieu thereof:

"Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated on a Consolidated basis in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of the Borrower or any Subsidiary thereof, (b) all obligations to pay the deferred purchase price of property or services of the Borrower or any Subsidiary thereof, including without limitation all obligations under non-competition agreements but excluding (i) trade payables and Trade L/C's arising in the ordinary course of business and (ii) all amounts payable under any earn-out agreement unless any such earn-out payment is payable in cash and has been deemed earned and required to be included on the financial statements of the Borrower or any Subsidiary thereof in accordance with GAAP, (c) all obligations of the Borrower or any Subsidiary thereof as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of the Borrower or any Subsidiary thereof, (e) all Guaranty Obligations of the Borrower or any Subsidiary thereof (excluding any Guaranty Obligations on account of trade payables and Trade L/C's arising in the ordinary course of business), (f) all obligations, contingent or otherwise, of the Borrower or any Subsidiary thereof relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of the Borrower or any Subsidiary thereof (excluding Trade L/C's arising in the ordinary course of business), (g) all obligations of the Borrower or any Subsidiary thereof to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of the Borrower or any Subsidiary thereof, (h) all obligations incurred by the Borrower or any Subsidiary thereof pursuant to Hedging Agreements, and (i) although the parties acknowledge that asset securitization facilities that comply with Section 10.6(e) may not constitute indebtedness of the Borrower under GAAP, nevertheless, solely for purposes of determining compliance with the terms of this Agreement, all asset securitization facilities, including the Receivables Purchase Facility, shall be treated as Debt.

"L/C Commitment" means the lesser of (a) Twenty Million Dollars ($20,000,000) and (b) the Aggregate Commitment.

(b) Addition of Definitions. Section 1.1 of the Credit Agreement is amended by the addition of the following defined terms (in alphabetical order):

"Fifth Amendment to Credit Agreement" means the Fifth Amendment to Credit Agreement, dated as of April 27, 2001, and effective as provided therein, by and among the Borrower, the Lenders party thereto, and the Administrative Agent.

"Trade L/C's" means, collectively, the trade letters of credit issued and outstanding from time to time to support the obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business of the Borrower or such Subsidiary.

(c) Amendment to Section 10.4. Section 10.4 of the Credit Agreement is hereby amended as follows:

(i) by deleting the word "and" at the end of clause (e);

(ii) by deleting the period at the end of clause (f) and inserting ";
and" in lieu thereof; and

(iii) by inserting a new clause (g) to read in its entirety as set forth below:

(g) investments by the Borrower or any of its Subsidiaries in a Wholly-Owned Subsidiary formed in connection with establishing and maintaining the Receivables Purchase Facility.

Section 2. Conditions of Effectiveness. This Fifth Amendment shall become effective when, and only when the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Borrower, the Administrative Agent and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lenders have executed this Fifth Amendment and the Administrative Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Administrative Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Administrative Agent:

(a) Authorization and Approval Documents. Certified copies of (i) the resolutions of Board of Directors of the Borrower approving this Fifth Amendment and (ii) all documents, evidencing other necessary corporate action and governmental approvals, if any, with respect to this Fifth Amendment, the matters contemplated hereby and thereby;

(b) Certificate of Incumbency. A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of its officers authorized to sign this Fifth Amendment and other documents to be delivered hereunder;

(c) Fees, Costs Expenses and Taxes. All fees, costs, expenses and taxes set forth in Section 5 of this Fifth Amendment; and

(d) Other Documents. Any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Fifth Amendment.

Section 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Fifth Amendment.

(b) The execution, delivery and performance by the Borrower of this Fifth Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, (ii) Applicable Law or any contractual restriction binding on or affecting the Borrower, except to the extent a breach of such contractual restriction would not have a Material Adverse Effect.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Fifth Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party.

(d) This Fifth Amendment and each of the other Loan Documents, as amended hereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

(e) The representations and warranties made by the Borrower pursuant to Article VI of the Credit Agreement, are true and correct with the same effect as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which such representation and warranty shall remain true and correct as of such earlier date.

(f) No Default or Event of Default shall have occurred and be continuing under the Credit Agreement on the date hereof except to the extent remedied by this Fifth Amendment.

Section 4. Reference to and Effect on the Loan Documents.

(a) Upon the effectiveness of this Fifth Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement, the Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 5. Fees, Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Fifth Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Fifth Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

Section 6. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 7. Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without reference to the conflicts or choice of laws principles thereof.

Section 8. Fax Transmission. A facsimile, telecopy or other reproduction of this Fifth Amendment may be executed by one or more parties hereto, and an executed copy of this Fifth Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Fifth Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PERFORMANCE FOOD GROUP COMPANY,

as Borrower

[CORPORATE SEAL]

By:

Name:

Title:

FIRST UNION NATIONAL BANK,

as Administrative Agent and Lender

By:

Name:

Title:

BANK OF AMERICA N.A.,

as Lender

By:

Name:

Title:

THE CHASE MANHATTAN BANK,

as Lender

By:

Name:

Title:

BANK ONE, N.A. (f/k/a THE FIRST

NATIONAL BANK OF CHICAGO),

as Lender

By:

Name:

Title:

HIBERNIA NATIONAL BANK,

as Lender

By:

Name:

Title: